Exhibit 99.1

Press Release November 21, 2025

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Announces Completion of Notes Offering and Redemption Call for its 5.000% Notes Due 2026

FORT WAYNE, Ind., November 21, 2025 – Steel Dynamics, Inc. (NASDAQ/GS: STLD) announced today that it has consummated the sale of $650 million aggregate principal amount of 4.000% Notes due 2028 (the “2028 Notes”) as well as reopened and consummated the sale of an additional $150 million aggregate principal amount of 5.250% Notes due 2035 (the “Additional 2035 Notes” and, together with the 2028 Notes, the “Notes”). The Additional 2035 Notes were issued at a price of 101.443% of their principal amount, an implied yield of 5.053%. The Additional 2035 Notes will constitute a further issuance of, and will be consolidated and form a single series with, the company’s outstanding $600 million 5.250% Notes due 2035, which were issued March 12, 2025. The net proceeds from the issuance of the Notes will be used to redeem the company’s $400 million 5.000% Notes due 2026 (the “2026 Notes”) and for other general corporate purposes.

“We are very pleased with the execution and support for our investment grade note offering,” stated Theresa E. Wagler, Executive Vice President and Chief Financial Officer. “This transaction furthers our near-term flexibility and enhances our long-term strategy to provide a strong capital foundation in support of our teams, customers, shareholders, and our continued growth. We remain committed to maintaining our investment grade credit ratings, which we believe provide lower-cost and longer-term capital, enhancing our financial strength and enabling optionality for value creation opportunities.”

Additionally, the company announced today that it has called for redemption $400 million of the 2026 Notes. The redemption date for the 2026 Notes will be December 21, 2025. The redemption price for the 2026 Notes will be at 100.000%, plus accrued and unpaid interest to, but not including, the redemption date. On and after the redemption date, the 2026 Notes will no longer be deemed outstanding, interest will cease to accrue thereon and all rights of any remaining holders of 2026 Notes will cease to exist, except for the right to receive the redemption price, without interest thereon. The notice of redemption containing information required by the terms of the indenture, dated as of December 6, 2016, as supplemented and amended, governing the 2026 Notes, was sent to registered holders of the 2026 Notes on November 21, 2025. The 2026 Notes are to be surrendered to Computershare Trust Company, N.A., as trustee and paying agent, in exchange for payment of the redemption price on December 22, 2025. This press release does not constitute a notice of redemption with respect to the 2026 Notes.

Questions relating to redemption should be directed to Computershare Trust Company, N.A. by telephone at 1-800-344-5128 or by email at CCTBondholderCommunications@computershare.com.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and PNC Capital Markets LLC are acting as joint book-running managers for the offering of the Notes. BMO Capital Markets Corp., Citizens JMP Securities, LLC, Fifth Third Securities, Inc. and Truist Securities, Inc. are acting as Senior Co-Managers and BBVA Securities Inc. and U.S. Bancorp Investments, Inc. are acting as Co-Managers for the offering of the Notes.

About Steel Dynamics, Inc.

Steel Dynamics is a leading industrial metals solutions company, with facilities located throughout the United States and in Mexico. The company operates using a circular manufacturing model, producing lower-carbon-emission, quality products with recycled scrap as the primary input. Steel Dynamics is one of the largest domestic steel producers and metal recyclers in North America, combined with a meaningful downstream steel fabrication platform. The company is also currently investing in aluminum operations to further diversify its product offerings, with plans to supply aluminum flat rolled products with high recycled content to the countercyclical sustainable beverage can industry, in addition to the automotive and industrial sectors. Steel Dynamics is committed to operating with the highest integrity and to being the safest, most efficient producer of high-quality, broadly diversified, value-added metal products.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking”, subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes and supplies, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, and other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations from our customers and investors or related regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) our ability to retain, develop, and attract key personnel; (14) litigation and legal compliance; (15) unexpected equipment downtime or shutdowns; (16) governmental agencies may refuse to grant or renew some of our licenses and permits; (17) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (18) the impacts of impairment charges.

More specifically, we refer you to our more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our Quarterly Reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These reports are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on our website, www.steeldynamics.com under “Investors – SEC Filings.”

Contact: Investor Relations — +1.260.969.3500

SOURCE Steel Dynamics, Inc.